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                                                               Exhibit 10 (ii)

                             EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (this "Agreement") made in duplicate originals and effective this 1st day of August, 1998, is between SOUTH BRANCH VALLEY BANCORP, INC., a West Virginia corporation and bank holding company (the "Company"), and RONALD MILLER ("Employee").

            WHEREAS, the Company is forming a subsidiary entity (the "Virginia Bank") for purposes of conducting banking operations in the Commonwealth of Virginia; and

            WHEREAS, the Company offers the terms and conditions of employment hereinafter set forth and the Employee has indicated his willingness to accept such terms and conditions in consideration of his employment with the Company.

            NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and
covenants made in this Agreement, the parties agree as follows:

            1. EMPLOYMENT. The Company hereby employs Employee and Employee hereby accepts employment with the Company as President, Chief Executive Officer and Chairman of the Board of Directors of the Virginia Bank and member of the Board of Directors of the Company upon the terms and conditions set forth herein.

            2. TERM. The term of this Agreement shall be for three (3) years, unless one of the parties terminates this Agreement as provided herein. The Board of Directors of the Company shall review the Agreement at least annually, and may, with the consent of the Employee, extend this term of employment for additional one (1) year term(s), in which case such term shall end one (1) year from the date on which it is last renewed.

            3. DUTIES. Employee shall perform and have all of the duties and responsibilities that may be assigned to him from time to time by the Board of Directors of the Company. Employee shall devote his best efforts on a full-time basis to the performance of such duties.


            4. COMPENSATION AND BENEFITS. During the term of employment, the Company agrees to pay Employee a base salary and to provide benefits as set forth in Exhibit A, which is attached hereto and incorporated herein by reference.

            5. TERMINATION BY THE COMPANY OR EMPLOYEE. The employment of Employee with the Company may be terminated by any one of the following means, in which case Employee shall be entitled to such compensation as is described below:

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            A.    Mutual Agreement: The Employee's employment may be
                  terminated by mutual agreement of the parties upon such terms and conditions as they may agree.

            B.    For Cause.
                  (1) The Employee's employment may be terminated by the Company for cause consisting of one or more of the reasons specified in Paragraph 5(B)(2)(a) - (e) below; provided, however, that if the cause of termination is for a reason specified in Paragraph 5(B)(2)(a) below, and if in the reasonable judgment of the Board of Directors of the Company the damage incurred by the Company as a result of Employee's conduct constituting cause is damage of a type that is capable of being substantially reversed and corrected, the Company shall give Employee thirty (30) days advance notice of the Company's intention to terminate his employment for cause and a reasonable opportunity to cure the cause of the possible termination to the satisfaction of the Company.

                  (2) For purposes of this Agreement, the term "cause" shall be defined as follows:

                        (a) Employee's repeated negligence, malfeasance or misfeasance in the performance of Employee's duties that can reasonably be expected to have an adverse impact upon the business and affairs of the Company;
                        (b) Employee's commission of any act constituting theft, intentional wrongdoing or fraud;
                        (c) The conviction of the Employee of a felony criminal offense in either state or federal court;
                        (d) Any single act by Employee constituting gross negligence or which causes material harm to the reputation, financial condition or property of the Company; or
                        (e) The death of Employee during the term of this Agreement, in which event the Company shall pay to the estate of the Employee any compensation for services rendered but unpaid prior to the Employee's date of death.

                  (3) The Board of Directors of the Company shall determine, in its sole discretion, whether any acts and/or omissions on the part of Employee constitute "cause" as defined above. Notwithstanding the foregoing, Employee shall be entitled to arbitrate a finding of the Board of Directors of "cause" in accordance with Paragraph 9 hereof.

                  (4) In the event that Company terminates Employee's employment for cause as defined above, Employee shall be entitled to be paid his regular salary and benefits up to the effective date of the termination, but not any additional compensation.


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            C.    Not for Cause.  Employee's employment may be terminated by the Company for any reason permitted under applicable law so long as Employee is given thirty (30) days advance written notice (or payment in lieu thereof). In the event of a termination pursuant to this subparagraph, Employee shall be entitled to payment from the Company equivalent to the base salary compensation set forth in this Agreement for the remaining term of the Agreement or severance pay equal to six (6) months of base salary payments, whichever is greater.

            D. Employee Resignation. Employee recognizes and understands the vital role he plays in the Company's establishment of the Virginia Bank, and therefore agrees not to resign from employment during the initial three-year term of this Agreement except in the event of his disability. If the Employee resigns in violation of this commitment, Employee agrees to comply with the restrictions set forth in Paragraph 6 below.

            E. Change in Control. Exhibit B hereto sets forth the rights and responsibilities of the parties in the event of a change in control, as defined therein, and is incorporated herein by reference.

            F. No Charter or Branch. In the event that (1) employment of Employee as set forth herein is not approved by the regulatory authorities or (2) the Company is rendered unable either by lack of regulatory approval or by business impracticability to establish operations in the City of Winchester, County of Frederick, Virginia either by way of the formation and charter of the Virginia Bank or the establishment of a branch bank, the Company and Employee agree that this Agreement shall terminate as of the date upon which such fact(s) become(s) reasonably apparent. The parties further agree that each shall hold the other harmless in any such event.

            6. NONCOMPETITION AND NONSOLICITATION. In consideration of the covenants set forth herein, including but not limited to the severance pay set forth in Paragraph 5(E) and Exhibit A, Employee agrees as follows:


            A. For a period of five (5) years after Employee's employment with the Company is terminated by Employee for any reason other than Employee's disability, Employee shall not, directly or indirectly, engage in the business of banking in the City of Winchester or the County of Frederick, Virginia. For purposes of this Paragraph 6(A), being engaged in the business of banking shall mean Employee's presence or work in a bank office in the specified geographic area or Employee's solicitation of business from clients with a primary or principle office in the specified geographic area.

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            B.    During Employee's employment by the Company and for five
                  (5) years after Employee's employment with the Company is terminated by Employee for any reason other than Employee's disability, Employee shall not, on his own behalf or on behalf of any other person, corporation or entity, either directly or indirectly, solicit, induce, recruit or cause another person in the employ of the Company or its affiliates to terminate his or her employment for the purpose of joining, associating or becoming an employee with any business which is in competition with any business or activity engaged in by the Company or its affiliates.

            C. Employee further recognizes and acknowledges that in the event of the termination of Employee's employment with the Company for any reason other than Employee's disability,
                  (1) a breach of the obligations and conditions set forth herein will irreparably harm and damage the Company; (2) an award of money damages may not be adequate to remedy such harm; and (3) considering Employee's relevant background, education and experience, Employee believes that he will be able to earn a livelihood without violating the foregoing restrictions. Consequently, Employee agrees that, in the event that Employee breaches any of the covenants set forth in this Paragraph 6, the Company and/or its affiliates shall be entitled to both a preliminary and permanent injunction in order to prevent the continuation of such harm and to recover money damages, insofar as they can be determined, including, without limitation, all costs and attorneys' fees incurred by the Company in enforcing the provisions of this Paragraph 6. Such relief may be sought notwithstanding the arbitration provision set forth in Paragraph 10 below.

            7. DEFINITION OF DISABILITY. For purposes of the Agreement, the term "disability" shall mean a physical or mental condition rendering Employee substantially and permanently unable to perform the duties of an officer and director of a banking organization.

            8. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail listed herein. In the case of Employee to the following address: Post Office Box 384, Strasburg, Virginia 22657. In the case of the Company to the President addressed to H. Charles Maddy, III in care of South Branch Valley Bancorp, Inc., P.O. Box 680, Moorefield, WV 26836. Any notice sent pursuant to this paragraph shall be effective when deposited in the mail.

            9. CONFIDENTIAL INFORMATION. Employee shall not, during the term of this Agreement or at any time thereafter, directly or indirectly, publish or disclose to any person or entity any confidential information concerning the assets, business or affairs of the Company, including but not limited to any trade secrets, financial data, employee or customer/client information or organizational structure.


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            10.  ARBITRATION.  Any dispute between the parties arising out of or with respect to this Agreement or any of its provisions or Employee's employment with the Company shall be resolved by the sole and exclusive remedy of binding arbitration. Arbitration shall be conducted in Martinsburg, West Virginia in accordance with the rules of the American Arbitration Association ("AAA"). The parties agree to select one arbitrator from an AAA employment panel. The arbitration shall be conducted in accordance with the West Virginia Rules of Evidence and all discovery issues shall be decided by the arbitrator. The arbitrator shall supply a written opinion and analysis of the matter submitted for arbitration along with the decision. The arbitration decision shall be final and subject to enforcement in the local circuit court.

            11. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and may not be changed or amended except by an instrument in writing to be executed by each of the parties hereto.

            12. SEVERABILITY. If any provision hereof, or any portion of any provision hereof, is held to be invalid, illegal or unenforceable, all other provisions shall remain in force and effect as if such invalid, illegal or unenforceable provision or portion thereof had not been included herein. If any provision or portion of any provision of this Agreement is so broad as to be unenforceable, such provision or a portion thereof shall be interpreted to be only so broad as is enforceable.

            13. HEADINGS. The headings contained in this Agreement are included for convenience or reference only and shall have no effect on the construction, meaning or interpretation of this Agreement.

            14. GOVERNING LAW. The laws of the State of West Virginia shall govern the interpretation and enforcement of this Agreement.

            15. AMENDMENTS. Any amendments to the Agreement must be in writing and signed by all parties hereto except that extensions of the term of this Agreement under Paragraph 2 above, may be evidenced by minutes of a meeting of the Board of Directors.

            16. WAVIER OF BREACH. No requirement of this Agreement may be waived except by a written document signed by the party adversely affected. A waiver of a breach of any provision of the Agreement by any party shall not be construed as a waiver of subsequent breaches of that provision.

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            17.  COUNTERPARTS.  This Agreement may be executed in  counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its corporate officer thereunto duly authorized, and Employee has hereunto set his hand and seal, as of the day and year first above written:

                        SOUTH BRANCH VALLEY BANCORP, INC.

                              By: __________________________________

                              Its: _________________________________



                              --------------------------------------
                                    Ronald Miller

                                  Exhibit A
                           Compensation and Benefits

A. Base Salary. Employee's starting base salary shall be $75,000 per year. As of the date that the Virginia Bank opens for business, the base salary shall be increased to $100,000 per year. Employee shall be considered for salary increases on the basis of merit beginning in the second year of his employment.

B. Bonus. In addition to the base salary provided for herein, Employee shall be eligible for incentive bonuses subject to goals and criteria to be determined by the Board of Directors of the Company.

C. Vacation. Employee shall be entitled to all paid vacation and holidays and other paid leave as provided by the Company to other employees.

D. Fringe Benefits. Except as specified below, the Company shall afford to Employee the benefit of all fringe benefits afforded to all other Company officers, including but not limited to retirement plans, stock ownership or stock option plans, life insurance, disability, health and accident insurance benefits or any other fringe benefit plan now existing or hereinafter adopted by the Company, subject to the terms and conditions thereof.
      (1) The Company shall pay 65% of the actual premiums paid by the Company for Employee's health and accident insurance benefits and Employee shall be responsible for the remaining 35% of the actual premiums.
      (2) The Company shall provide life insurance for the Employee in the amount of $100,000.

E. Business Expenses. The Company shall reimburse Employee for all reasonable expenses incurred by Employee in carrying out his duties and responsibilities, including but not limited to reimbursing civic club organization dues and reasonable expenses for customer entertainment.


F. Automobile. The Company shall purchase from Employee the 1996 Buick Ultra owned by him as of the execution of this Agreement and provide such vehicle for the employee's business and personal use. The purchase price of the vehicle shall be agreed upon between the Company's President and Employee. Following the purchase, the Company shall be responsible for expenses associated with the vehicle including but not limited to taxes, gasoline, licenses, maintenance, repair, insurance and reasonable cellular phone charges. Employee shall be subject to tax for his personal use of the vehicle in accordance with the Internal Revenue Code and any applicable state law. Upon approval of the Company, appropriate replacement vehicles may be provided in the future.

G. Director's Fees. The Company shall pay Employee the same director's fees as are provided to other inside officer members of the Board of Directors.


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                                   Exhibit B
                          Change in Control Agreement

A. Definitions. For purposes of this Exhibit B, the following definitions shall apply:

      (1)   "Change of Control" means
            (a) a change of ownership of the Company that would have to be reported to the Securities and Exchange Commission as a Change of Control, including but not limited to the acquisition by any "person" and/or entity as defined by securities regulations and law, of direct or indirect "beneficial ownership" as defined, of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or
            (b) the failure during any period of three (3) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period; or
            (c) the consummation of a "Business Combination" as defined in the company's Articles of Incorporation.

      (2) "Salary" means the greater of $75,000 or the average of Employee's full earnings reported on IRS Form W-2 for the two full year periods immediately prior to the date of the consummation of the Change of Control or for the two full year periods immediately preceding the Date of Termination, whichever is greater.

      (3) For purposes of this Exhibit B, "Good Cause" has the same meaning as the term "cause" set forth in Paragraph 5(B)(2) of the foregoing Employment Agreement.

      (4) "Disability" means a physical or mental condition rendering Employee substantially unable to perform the duties of an officer and director of a banking organization.

      (5)   "Retirement"   means   termination  of  employment  by  Employee  in
            accordance with Company's (or its successor's) retirement plan, including early retirement as approved by the Board of Directors.

      (6)   "Good Reason" means
            (a)   A Change of Control in the Company (as defined above) and:
                  (i)   a decrease in Employee's Salary below its level in
                        effect immediately prior to the date of consummation
                        of the Change of Control, without Employee's prior written consent; or
                  (ii) a material reduction in the importance of Employee's job responsibilities or assignment of job responsibilites inconsistent with employee's responsibility prior to the Change in Control without Employee's prior written consent; or
                  (iii) a geographical  relocation of Employee to an office more than 20 miles from Employee's location at the time of the Change of Control or the imposition of travel requirements inconsistent with those existing prior to the Change in Control without Employee's prior written consent; or
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            (b)   Failure of the Company to obtain  assumption of this Change in
                  Control Agreement by its successor as required by Paragraph E(1) below; or
            (c) Any removal of Employee from, or failure to re-elect Employee to any of Employee's positioins with Company immediately prior to a Change in Control (except in connection with the termination of Employee's employment for Good Cause, death, Disability or Retirement) without Employee's prior consent.

      (7) "Wrongful Termination" means termination of Employee's employment by the Company or its affiliates for any reason other than at Employee's option, Good Cause or the death, Disability or Retirement of Employee prior to the expiration of eighteen (18) months after consummation of the Change of Control.

B. Compensation of Employee Upon Termination for Good Reason or Wrongful Termination within Twenty-four (24) Months of a Change in Control. Except as hereinafter provided, if Employee terminates his employment with the Company for Good Reason or the Company terminates Employee's employment in a manner constituting Wrongful Termination, the Company agrees as follows:

      (1) The Company shall pay Employee a cash payment equal to Employee's Salary, on a monthly basis, multiplied by the number of months between the Date of Termination and the date that is eighteen (18) months after the date of consummation of the Change of Control.
      (2) For the year in which termination occurs, Employee will be entitled to receive his reasonable share of the Company's cash bonuses, if any, allocated in accordance with existing principles and authorized by the Board of Directors. The amount of Employee's cash incentive award shall not be reduced due to Employee not being actively employed for the full year.

      (3) Employee will continue to participate, without discrimination, for the number of months between the Date of Termination and the date that is eighteen (18) months after the date of the consummation of the Change of Control in benefit plans (such as retirement, disability and medical insurance) maintained after any Change of Control for employees, in general, of the Company, or any successor organization, provided Employee's continued participation is possible under the general terms and conditions of such plans. In the event Employee's participation in any such plan is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee would have been entitled had his participation not been barred. However, in no event will Employee receive from the Company the employee benefits contemplated by this subparagraph if Employee receives comparable benefits from any other source.

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      (4)   In the event Employee  becomes  entitled to any payments or benefits under this Change in Control Agreement or any benefit plan or program of the Company, if any such payments or benefits will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar tax that may hereinafter be imposed), the Company shall pay to employee an additional amount or amounts (each, a "Gross Up Payment"), such that the net amount or amounts retained by Employee, after deduction of any Excise Tax on any of the above-described payments or benefits and any federal, state and local income tax and excise tax upon payment provided for by this section, shall be equal to the amount of such payment or benefits prior to the imposition of such Excise Tax.
      (5) Paragraph 6 (Noncompetition and Nonsolicitation) of the foregoing Agreement shall not apply.

C. Other Employment. Employee shall not be required to mitigate the amount of any payment provided for in this Change in Control Agreement by seeking other employment. The amount of any payment provided for in this Change in Control Agreement shall not be reduced by any compensation earned or benefits provided (except as set forth in Paragraph B(3) above) as the result of employment by another employer after the Date of Termination.


D. Rights of Company Prior to the Change of Control. This Change in Control Agreement shall not effect the right of the Company or Employee to terminate the foregoing Agreement or the employment of Employee in accordance thereof; provided, however, that any termination or reduction in salary or benefits that takes place after discussions have commenced that result in a Change in Control shall be presumed (without clear and convincing evidence to the contrary) to be a violation of this Change in Control Agreement entitling Employee to the benefits hereof, so that any termination by Company shall be deemed to be a wrongful termination, and all references in this Change in Control Agreement to Salary shall be deemed to mean the Salary, as defined herein, based on the earnings Employee would have had prior to any reduction thereof.

E.    Successors; Binding Agreement.

     (1) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Change in Control Agreement. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of the this Change in Control Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason hereunder.

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     (2)  This Change in Control Agreement and all rights of Employee  hereunder shall  inure  to  the  benefit  of and be  enforceable  by  Employee's
          personal   or  legal   representatives,   executors,   administrators,
          successors, heirs, distributees, devisees, and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate


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